As filed with the Securities and Exchange Commission on June 4, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INPIXON

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7379	88-0434915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road

Suite 195

Palo Alto, CA 94303

Telephone: 408-702-2167

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadir Ali

Chief Executive Officer

Inpixon

2479 E. Bayshore Road

Suite 195

Palo Alto, CA 94303

Telephone: 408-702-2167

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Blake J. Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave, 25th Floor

New York, NY 10022

(917) 546-7709

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, $0.001 par value per share	---	(2)	---	(3)	---	(3)	---
Preferred Stock, $0.001 par value per share	---	(2)	---	(3)	---	(3)	---
Warrants (5)	---	(2)	---	(3)	---	(3)	---
Units (6)	---	(2)	---	(3)	---	(3)	---
Debt Securities (7)	---	(2)	---	(3)	---	(3)	---
Subscription Rights	---	(2)	---	(3)	---	(3)	---
Subtotal					$350,000,000	(4)	$38,185
Common Stock, $0.001 par value per share, underlying warrants issued on February 16, 2021	9,950,250	(8)(26)	---		$20,000,002.50	(9)	---
Common Stock, $0.001 par value per share, underlying warrants issued on February 12, 2021	15,000,000	(10)(26)	---		$30,000,000.00	(11)	---
Common Stock, $0.001 par value per share, underlying warrants issued on January 24, 2021	19,354,838	(12)(26)	---		$29,999,998.90	(13)	---
Common Stock, $0.001 par value per share, underlying warrants issued on November 25, 2020	5,000,000	(14)(26)	---		$6,250,000.00	(15)	---
Common Stock, $0.001 par value per share, underlying outstanding Series 5 convertible preferred stock	841	(16)(26)	---		---	(17)	---
Common Stock, $0.001 par value per share, underlying warrants issued on January 15, 2019	2,507	(18)(26)	---		$375,673.95	(19)	---
Common Stock, $0.001 par value per share, underlying outstanding Series 4 convertible preferred stock		5(20)(26)	---		---	(21)	---
Common Stock, $0.001 par value per share, underlying warrants issued on April 24, 2018	61,562	(22)(26)	---		$13,740,638.40	(23)	--
Common Stock, $0.001 par value per share, underlying warrants issued on February 20, 2018	24,055	(24)(26)	---		$27,451,566.00	(25)	---
Subtotal	49,394,058	(26)	---		$127,817,879.75		---
Total Primary Offering	---		---		$477,817,879.75		$52,129.93	(27)
Secondary Offering:
Common Stock, $0.001 par value per share	19,911,477	(28)	$1.02		$20,309,706.54	(28)	$2,215.79	(29)
Total Secondary Offering	19,911,477	(28)	$1.02		$20,309,706.54	(28)	$2,215.79	(29)
Total Registration Fee							$54,345.72	(30)

(1)

This registration statement covers (i) an indeterminate number of shares of common stock, shares of preferred stock, warrants, units, debt securities and subscription rights that may be sold by the registrant from time to time in primary offerings, for a maximum aggregate offering price of all securities not to exceed $350,000,000 (including unsold securities with a maximum aggregate offering price of $39,715,640.76 carried over from the registration statement (File No. 333-223960) initially filed on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Prior Registration Statement”) and which covered securities with a maximum aggregate offering price of $300,000,000); (ii) an aggregate of 49,394,058 shares of common stock, including (1) an aggregate of 9,950,250 shares of common stock issuable upon the exercise of warrants issued on February 16, 2021 (the “Second February 2021 Warrants”), (2) an aggregate of 15,000,000 shares of common stock issuable upon the exercise of warrants issued on February 12, 2021 (the “First February 2021 Warrants”), (3) an aggregate of 19,354,838 shares of common stock issuable upon the exercise of warrants issued on January 24, 2021 (the “January 2021 Warrants”), (4) an aggregate of 5,000,000 shares of common stock issuable upon the exercise of warrants issued on November 25, 2020 (the “November 2020 Warrants”), (5) an aggregate of 841 shares of common stock issuable upon the conversion of 126 shares of outstanding Series 5 convertible preferred stock (the “Series 5 Preferred Stock”), (6) an aggregate of 2,507 shares of common stock issuable upon the exercise of warrants issued on January 15, 2019 (the “January 2019 Warrants”), (7) an aggregate of 5 shares of common stock issuable upon the conversion of 1 share of outstanding Series 4 convertible preferred stock (the “Series 4 Preferred Stock”), (8) an aggregate of 61,562 shares of common stock issuable upon the exercise of warrants issued on April 24, 2018 (the “April 2018 Warrants”) and (9) an aggregate of 24,055 shares of common stock issuable upon the exercise of warrants issued on February 20, 2018 (the “February 2018 Warrants”), all of which were previously registered under the Prior Registration Statement (see footnotes 8, 10, 12, 14, 16, 18, 20, 22 and 24); and (iii) 19,911,477 shares of common stock issued or issuable to the selling security holders in a private placement in connection with the acquisition of Design Reactor, Inc., dba The CXApp (“CXApp”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)	Includes an indeterminate number of shares of common stock, shares of preferred stock, warrants, units, debt securities, subscription rights or any combination thereof. This registration statement also covers shares of common stock or other securities of the registrant that may be issued upon exercise of warrants, subscription rights or conversion of preferred stock or debt securities. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act, such additional shares of common stock of the registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(3)	Not specified with respect to each class of securities being registered for primary offerings under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The proposed maximum per unit and maximum offering price of the securities will be determined from time to time by the registrant in accordance with, and at the time of, the issuance of the securities.

(4)	Includes the newly registered securities having a maximum aggregate offering price of $310,284,359.24 and the unsold securities carried over from the Prior Registration Statement having a maximum aggregate offering price of $39,715,640.76 (the “Unsold Securities”).

(5)	The warrants covered by this registration statement may be warrants to purchase preferred stock, common stock or debt securities.

(6)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(7)	Debt securities may be issued at an original issue discount or at a premium.

(8)	Represents shares of common stock issuable upon the exercise of the Second February 2021 Warrants at an exercise price of $2.01, as more fully described in this registration statement.

(9)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the Second February 2021 Warrants.

(10)	Represents shares of common stock issuable upon the exercise of the First February 2021 Warrants at an exercise price of $2.00, as more fully described in this registration statement.

(11)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the First February 2021 Warrants.

(12)	Represents shares of common stock issuable upon the exercise of the January 2021 Warrants at an exercise price of $1.55, as more fully described in this registration statement.

(13)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the January 2021 Warrants.

(14)	Represents shares of common stock issuable upon the exercise of the November 2020 Warrants at an exercise price of $1.25, as more fully described in this registration statement.

(15)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the November 2020 Warrants.

(16)	Represents shares of common stock issuable upon the conversion of 126 shares of the registrant’s outstanding Series 5 Preferred Stock, as more fully described in this registration statement.

(17)	The registrant will not receive any consideration upon the conversion of the outstanding Series 5 Preferred Stock.

(18)	Represents shares of common stock issuable upon the exercise of the January 2019 Warrants at an exercise price of $149.85, as more fully described in this registration statement

(19)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the January 2019 Warrants.

(20)	Represents shares of common stock issuable upon the conversion of 1 share of the registrant’s outstanding Series 4 Preferred Stock, as more fully described in this registration statement.

(21)	The registrant will not receive any consideration upon the conversion of the outstanding Series 4 Preferred Stock.

(22)	Represents shares of common stock issuable upon the exercise of the April 2018 Warrants at an exercise price of $223.20, as more fully described in this registration statement.

(23)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the April 2018 Warrants.

(24)	Represents shares of common stock issuable upon the exercise of the February 2018 Warrants at an exercise price of $1,141.20, as more fully described in this registration statement.

(25)	Represents the aggregate offering price the registrant may receive from the issuance of shares of common stock pursuant to the exercise of the February 2018 Warrants.

(26)	These shares of common stock have been registered under the Prior Registration Statement (the “Previously Registered Securities”).

(27)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted. The registration fee has been calculated based on the current statutory fee of $109.10 per million. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement include unsold securities previously registered under the Prior Registration Statement. The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock, shares of preferred stock, warrants, and units or any combination, having a maximum aggregate initial offering price of $300,000,000, a portion of which remains unsold as of the date of this filing. The registrant has determined to include in this registration statement the Unsold Securities under the Prior Registration Statement having a maximum aggregate offering price of $39,715,640.76 (see footnote 4). The registrant is also registering new securities under this registration statement with a maximum initial offering price of $310,284,359.24, which aggregate offering price is not specified as to each class of security (see footnotes 2 and 3) and the Previously Registered Securities in the aggregate offering amount of $127,817,879.75 (see footnotes 8-26). Pursuant to Rule 415(a)(6), the filing fees previously paid for the Prior Registration Statement for the Unsold Securities and the Previously Registered Securities will continue to be applied to such securities and no additional fee is required to be paid for the current registration statement for such securities. Therefore, the registrant hereby offsets $18,277.91 in previously paid registration fees relating to the Unsold Securities and the Previously Registered Securities from the Prior Registration Statement against the registration fee of $52,129.93 due for the registration fee for the primary offerings under this registration statement.

(28)	Represents the aggregate number of shares issued or issuable to the selling security holders in connection with our acquisition of all of the outstanding capital stock of CXApp.

(29)

Estimated solely for the purpose of computing the registration fee for the secondary offering. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered are calculated in accordance with Rule 457(c) under the Securities Act using the average of the high and low sales price per share of the registrant’s common stock on May 27, 2021, as reported on the Nasdaq Capital Market.

(30)

The registrant offsets $18,277.91 in previously paid registration fees relating to the Unsold Securities and the Previously Registered Securities from the Prior Registration Statement against the registration fee of $54,345.72 due for the registration fee under this registration statement (see footnote 27). The registrant has paid the balance of $36,067.81 by wire transfer prior to making this filing.

Pursuant to Rule 429(a) under the Securities Act, the prospectus included in this registration statement is a combined prospectus that relates to each offering set forth above, as more fully described herein. Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a post-effective amendment to the Prior Registration Statement, which post-effective amendment to the Prior Registration Statement shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Security Holders may sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 4, 2021

PROSPECTUS

$350,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $350,000,000 in any combination of common stock, preferred stock, warrants, units, debt securities and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also relates to an aggregate of 49,394,058 shares of our common stock, par value $0.001 per share, including shares of common stock issuable upon (1) the conversion of 1 outstanding share of Series 4 convertible preferred stock (the “Series 4 Preferred Stock”), (2) the conversion of 126 outstanding shares of Series 5 convertible preferred stock (the “Series 5 Preferred Stock”), (3) the exercise of February 2018 Warrants (as defined and described below), (4) the exercise of the April 2018 Warrants (as defined below), (5) the exercise of the January 2019 Warrants (as defined below), (6) the exercise of the November 2020 Warrants (as defined below), (7) the exercise of the January 2021 Warrants (as defined below), (8) the exercise of the First February 2021 Warrants (as defined below) and (9) the exercise of the Second February 2021 Warrants (as defined below), each of which were previously registered by us in June 2018.

The Series 4 Preferred Stock and the April 2018 Warrants were originally issued in our public offering of securities consummated on April 24, 2018 (the “April 2018 Offering”). Under the April 2018 Offering, we (i) issued 10,115 shares of Series 4 Preferred Stock, par value $0.001 per share, with a stated value of $1,000 and initially convertible into an aggregate of 21,989,160 shares of our common stock, at a conversion price of $0.46 per share (subject to adjustment), and (ii) warrants to purchase an aggregate of 21,989,160 shares of common stock at an exercise price of $0.67 per share (subject to adjustment) (the “April 2018 Warrants”). As of June 1, 2021, there was 1 share of Series 4 Preferred Stock outstanding, convertible into 5 shares of our common stock. As of June 1, 2021, April 2018 Warrants to purchase an aggregate of 61,562 shares of common stock have not been exercised and will expire five years after their issuance.

In addition, this prospectus relates to the registration of up to an additional 24,055 shares of our common stock, issuable upon the exercise of those certain warrants, at the applicable floor price of $1,141.20, issued on February 20, 2018 (the “February 2018 Warrants”). As of June 1, 2021, February 2018 Warrants to purchase an aggregate of 24,055 shares of common stock have not been exercised and will expire five years after their issuance.

On January 15, 2019, we closed a rights offering whereby we sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80 warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement (the “January 2019 Warrant”), resulting in gross proceeds to us of approximately $12 million, and net proceeds of approximately $10.77 million after deducting expenses relating to dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants. As of June 1, 2021, there were 126 shares of Series 5 Preferred Stock outstanding, convertible into 841 shares of our common stock. As of June 1, 2021, January 2019 Warrants to purchase an aggregate of 2,507 shares of common stock have not been exercised and will expire five years after their issuance.

On November 25, 2020, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,000,000 shares of our common stock, and warrants to purchase up to 8,000,000 shares of common stock at an exercise price of $1.25 per share (the “November 2020 Warrants”) for a combined purchase price of $1.25 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 3,000,000 shares of common stock at an exercise price of $0.001 per share at a purchase price of $1.249 per share for net proceeds of $9.2 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, November 2020 Warrants to purchase an aggregate of 5,000,000 shares of common stock have not been exercised and will expire five years after their issuance.

On January 24, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,800,000 shares of our common stock, and warrants to purchase up to 19,354,838 shares of common stock at an exercise price of $1.55 per share (the “January 2021 Warrants”) for a combined purchase price of $1.55 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 13,554,838 shares of common stock, at an exercise price of $0.001 per share, at a purchase price of $1.549 per share for net proceeds of $27.8 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the January 2021 Warrants have been exercised and the January 2021 Warrants will expire five years after their issuance.

On February 12, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 7,000,000 shares of our common stock, and warrants to purchase up to 15,000,000 shares of common stock at an exercise price of $2.00 per share (the “First February 2021 Warrants”) for a combined purchase price of $2.00 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 8,000,000 shares of common stock at an exercise price of $0.001 per share, at a purchase price of $1.999 per share for net proceeds of $27.8 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the First February 2021 Warrants have been exercised and the First February 2021 Warrants will expire five years after their issuance.

On February 16, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 3,000,000 shares of our common stock, and warrants to purchase up to 9,950,250 shares of common stock at an exercise price of $2.01 per share (the “Second February 2021 Warrants”) for a combined purchase price of $2.01 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 6,950,250 shares of common stock at an exercise price of $0.001 per share, at a purchase price of $2.009 per share for net proceeds of $18.5 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the Second February 2021 Warrants have been exercised and the Second February 2021 Warrants will expire five years after their issuance.

In addition, this prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 19,911,477 shares of our common stock, par value $0.001 per share, issued or issuable to the Selling Security Holders in connection with our acquisition of all of the outstanding capital stock of Design Reactor, Inc., dba The CXApp (“CXApp”), a provider of a SaaS-based mobile app platform that brings the customer, employee and visitor experience initiatives together in one system that a client does not have to host, manage, support or maintain,. On April 30, 2021, we acquired over 99.9% of the outstanding capital stock of CXApp, in accordance with the terms and conditions of a Stock Purchase Agreement, by and among us, CXApp, each of the sellers set forth on signature page of the Stock Purchase Agreement and each other seller who owns shares of CXApp and executes a joinder to the Stock Purchase Agreement, or the Sellers, and Leon Papkoff, as Sellers’ representative, dated April 30, 2021. As of the closing date, there was one holder of CXApp shares that did not sign the Stock Purchase Agreement (the “Non-Signing Seller”). On May 10, 2021, we, CXApp and the Non-Signing Seller executed a Joinder to Stock Purchase Agreement pursuant to which we purchased such Non-Signing Seller's CXApp shares. As a result of the transaction, CXApp became a wholly-owned subsidiary of our company. In connection with the acquisition of CXApp, we issued 8,849,538 shares of our common stock to the Sellers as partial consideration, or the Purchaser Shares, and we agreed to issue up to an additional 11,061,939 shares of our common stock, or the Earnout Shares, to selected Sellers, subject to the receipt of stockholder approval of such shares, in accordance with and as required by the Nasdaq Listing Rules, and as such number of shares are adjusted based on revenue recorded by us from CXApp sales during the period from the closing of the transaction until the 12 month anniversary of such closing, or the Earnout Period, which shares will be issued on a scheduled payroll payment date occurring within ninety days following the end of the Earnout Period. See “Our Business – Recent Developments – The CXApp Acquisition” for additional information regarding our acquisition of CXApp. The Selling Security Holders may sell these shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holders may sell the shares of common stock being registered. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” On June 3, 2021, the closing price of our common stock as reported by the Nasdaq Capital Market was $1.09 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $350 million, including unsold securities with a maximum aggregate offering price of $39,715,640.76 carried over from the registration statement (File No. 333-223960) initially filed on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Prior Registration Statement”).

This prospectus also relates to the issuance by us of up to 49,394,058 shares of our common stock issuable upon the conversion of outstanding shares of Series 4 Preferred Stock and Series 5 Preferred Stock and the exercise of outstanding February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants. The outstanding Series 4 Preferred Stock, Series 5 Preferred Stock, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, and the shares of common stock underlying these securities were previously registered under the Prior Registration Statement.

In addition, this prospectus covers an aggregate of 19,911,477 shares of our common stock that were issued or are issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares in partial consideration for the acquisition of all of the outstanding capital stock of CXApp, and which may be offered and sold by the Selling Security Holders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” and the “Company” refer collectively to Inpixon and, where appropriate, its subsidiaries.

Note Regarding Reverse Stock Splits

Since January 1, 2018, the Company effected reverse splits of its outstanding common stock, par value $0.001, at a ratio of 1-for-30, effective as of February 6, 2018, 1-for-40, effective as of November 2, 2018 and 1-for-45 effective as of January 7, 2020 (collectively, the “Reverse Splits”), for the purpose of complying with Nasdaq Listing Rule 5550(a)(2). We have reflected the Reverse Splits in this prospectus, unless otherwise indicated.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	risks related to our recent acquisitions;

●	our ability to successfully integrate companies or technologies we acquire;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers, including but not limited to the impact of COVID-19;

●	our ability to obtain adequate financing in the future;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our ability to consummate strategic transactions, which may include acquisitions, mergers, dispositions or investments;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we are required to report to including, but not limited to, the U.S. Securities and Exchange Commission;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are an indoor intelligence company. Our business and government customers use our solutions to secure, digitize and optimize their indoor spaces with our positioning, mapping and analytics products. Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, ultra-wide band (“UWB”) and radio frequency identification (“RFID”) signals emitted from devices within a venue providing positional information similar to what global positioning system (“GPS”) satellite systems provide for the outdoors. Combining this positional data with our dynamic and interactive mapping solution and a high-performance analytics engine, yields near real time insights to our customers providing them with visibility, security and business intelligence within their indoor spaces. Our highly configurable platform can also ingest data from our customers’ and other third party sensors, Wi-Fi access points, Bluetooth beacons, video cameras, and big data sources, among others to maximize indoor intelligence. We also offer digital tear-sheets with optional invoice integration, digital ad delivery, and an e-edition designed for reader engagement for the media, publishing and entertainment industry. We believe that our Indoor Intelligence products secure, digitize and optimize the interior of any premises with indoor positioning and data analytics that provide rich positional information, similar to a global positioning system, and browser-like intelligence for the indoors.

Our indoor intelligence offerings consist of a variety of software and hardware products for positioning, mapping and analytics offerings, including:

●	Sensors with proprietary technology that can detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue, as well as GPS technologies, to allow for the seamless positioning of people and assets homogeneously as they travel between the indoor and outdoor. Utilizing various radio signal technologies permits device positioning from several meters down to centimeter level accuracy depending on the product deployed. In retail applications, this provides a highly detailed understanding of customer journey and dwell time, and in security applications, detection and identification of authorized and unauthorized devices, prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas and asset tracking with centimeter level precision.

●	An indoor mapping platform that provides enterprise organizations with the tools to add intelligence to complex indoor spaces by integrating business data with indoor maps. Our mapping platform gives developers the flexibility and control to create tailored map-enabled solutions that address multiple use cases with a single platform. Comprised of software development tools and a web-based content management system, our mapping platform is highly configurable and able to address the varying security, extensibility and versatility needs of our customers.

●	Data science analytics, on-premise or in the cloud, along with specially optimized algorithms that are intended to both minimize data movement and maximize system performance. This enables the system to deliver data reports to the user through our mapping platform as well as dashboards, reports and tabular format. We also provide data output that can be integrated with common third-party visualization, charting, graphing and dashboard systems. Our analytics capabilities also allow for the integration of a customer’s existing video surveillance feed with location data collected via radio frequency, allowing customers to ascertain radio frequency coverage and access evidentiary information that can be used for security and customer relations programs. Moreover, our platform can utilize GPS technologies to allow for seamless transitioning of people and assets as they travel between the indoor and outdoor.

We can assist a variety of organizations, including retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, to enhance security measures, offer better business intelligence, increase consumer confidence and reduce rogue device risk.

Our Products and Services

Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue providing valuable positional. When combined with our interactive mapping solution and a high-performance analytics engine, we are able to offer our customers near real time insights for increased visibility, security and business intelligence about their indoor spaces.

Corporate Strategy

Since 2019, management has pursued a corporate strategic acquisition strategy focused on building and developing its business as the Indoor IntelligenceTM provider with the ability to provide end to end solutions ranging from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with our indoor positioning, mapping and analytics solutions for businesses and governments. In furtherance of this strategy, we have completed a series of strategic transactions to enhance our products and solution offerings, including, the acquisition of (1) technologies allowing for wireless device positioning and radio frequency augmentation of video surveillance systems; (2) GPS tracking products, software, technologies, and related intellectual property to provide ground positioning, asset tracking, and situational awareness monitoring for those whose intelligence needs expand outdoors; (3) our indoor mapping solution, Inpixon Mapping, to provide users with the tools to add intelligence to complex indoor spaces by integrating business data with geospatially accurate indoor maps to create relevant views of indoor environments; (4) a suite of on-device “blue dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property; (5) IoT solutions for real-time location systems (RTLS) and indoor and outdoor positioning solutions utilizing both industry-standard technologies, such as ultra-wideband (UWB), and patented proprietary wireless communication technologies, such as Chirp Spread Spectrum (CSS); and most recently (6) a suite of augmented reality, computer vision, localization, navigation, mapping, and 3D reconstruction technologies, including patents, trademarks, software and related intellectual property, and (7) a leading SaaS app platform that enables corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events.

We believe these transactions have positioned us as a market leader with a comprehensive suite of products and solutions allowing us to provide organizations with actionable indoor intelligence to make their indoor spaces smarter, safer and more secure. We also operate and compete in an industry that is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success will depend on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs. As a result, in order to continue to respond to rapid changes and required technological advancements we may continue to evaluate various strategic transactions including acquisitions of companies with technologies and intellectual property in order to continue to maintain pace with industry demands and if we believe that it will complement our goals in offering a comprehensive Indoor Intelligence platform. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. If we explore any such opportunities we expect to focus primarily on looking for accretive acquisitions that have business value and operational synergies, however we will also be opportunistic and may consider other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to other alternative investment opportunities, such as minority investments, joint ventures or special purpose acquisition companies. If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition.

Corporate Structure

We have five operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia (“Inpixon Canada”); (ii) Inpixon Limited (100% ownership) based in Slough, United Kingdom; (iii) Inpixon GmbH (100% ownership) based in Ratingen, Germany; (iv) Design Reactor, Inc. (dba The CXApp) (100% ownership) based in Pleasanton, California, and (v) Inpixon India Limited (82.5% ownership) based in Hyderabad, India. In addition, Nanotron Technologies GmbH, based in Berlin, Germany is an indirect subsidiary of the Company and the wholly owned subsidiary of Inpixon GmbH.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam, British Columbia, New Westminster, British Columbia, Toronto, Ontario, Hyderabad, India, Berlin Germany, Ratingen, Germany, and Slough, UK. Our Internet website is www.inpixon.com. The information on, or that can be accessed through, our website is not part of this Memorandum, and you should not rely on any such information in making any investment decision relating to our common stock. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

We will not receive any additional consideration from the conversion of the outstanding Series 4 Preferred Stock and the Series 5 Preferred Stock. Assuming the holders will exercise all of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants we offer by this prospectus for cash, we will receive gross proceeds of approximately $127.88 million. We do not expect to pay any expense in connection with any conversion of outstanding Series 4 Preferred Stock, Series 5 Preferred Stock or exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants.

We currently intend to use the net proceeds from the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. However, there can be no assurance that any of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will be exercised, or if these warrants are exercised, how many would be exercised for cash. We cannot estimate precisely the allocation of the net proceeds from the exercise of these warrants. Accordingly, our management team will have broad discretion in the application of the net proceeds of this offering, if any.

We will not receive any proceeds from the sale of our common stock by the Selling Security Holders.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Inpixon in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt pursuant to indentures by and between the Company and a trustee (the “Indentures”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the Indenture, we also are referring to any supplemental Indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the Indenture that we will enter into with the trustee named in the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the Indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete Indenture that contains the terms of the debt securities.

General

The Indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●	whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Indenture;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the Indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●	any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture. Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

The indebtedness represented by subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as to be described in subordinated indentures (the “Subordinated Indenture”) we may issue and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

●	all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

●	any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

●	any deferral, renewal or extension of any of the foregoing.

“Senior Indebtedness” does not include:

●	our debt to any of our subsidiaries;

●	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;

●	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

●	any trade payables.

Except as may be described in the Subordinated Indenture our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities is not limited.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for

●	the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

●	our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.

The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

●	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or

●	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

Modifications and amendments of each Indenture may be made by us and the trustee, through a supplemental indenture, without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

●	change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected);

●	reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture; or

●	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of such security.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

The following will be "Events of Default" with respect to any particular series of the debt securities under the Indentures:

●	default in any payment of interest on such series when due, continued for 30 days;

●	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

●	default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Notwithstanding the foregoing, the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder.

 If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except in the case of an Event of Default) unless the holder has previously given notice to the trustee of a continuing Event of Default, holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidating, Merger or Sale of Assets

We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless, among other conditions:

●	the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

●	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 255,000,000 shares of capital stock, par value $0.001 per share, of which 250,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of June 1, 2021, we had 111,780,625 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX”. On June 3, 2021, the closing price of our common stock as reported by the Nasdaq Capital Market was $1.09 per share. Our stock transfer agent is Computershare Trust Company, N.A., 6200 S. Quebec St. Greenwood Village, CO 80111.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

On April 20, 2018, we entered into a Placement Agency Agreement with Roth Capital Partners, LLC, as placement agent, pursuant to which we agreed to sell and the placement agent agreed to use its “best efforts” to assist with selling, in a public offering pursuant to the Prior Registration Statement (also referred to herein as the April 2018 Offering), approximately $10.4 million in securities of the Company, consisting of units (the “Units”), at a price to the public of $1,000 per Unit, each consisting of (i) one share of our newly designated Series 4 Preferred Stock initially convertible into approximately 2 shares of our common stock at a conversion price of $828.00 per share (subject to adjustment), and (ii) one April 2018 Warrant to purchase such number of shares of common stock as each share of Series 4 Preferred is convertible into.

The Units, the shares of Series 4 Preferred, the April 2018 Warrants and the common stock underlying such securities, as applicable, were immediately separable and were issued separately in the April 2018 Offering. The April 2018 Offering was closed on April 24, 2018. Pursuant to the terms of a Securities Purchase Agreement by and between the Company and the investors in the April 2018 Offering, an aggregate of 10,115 Units were sold for an aggregate of 10,115 shares of Series 4 Preferred Stock initially convertible into an aggregate of 2 (subject to adjustment) shares of common stock and April 2018 Warrants to purchase an equivalent number of shares of common stock.

Our board of directors designated an aggregate of 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 4 Preferred Stock). As of June 1, 2021, there was 1 share of Series 4 Preferred Stock outstanding convertible into 5 shares of common stock.

Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 4 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the current conversion price equal to $223.20 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $223.20. In addition, on the 60th day following the original issuance date of the Series 4 Preferred Stock, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred Stock) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $223.20. On June 25, 2018, in accordance with the terms of the price reset provisions described in the certificate of designation for the Series 4 Preferred Stock, the conversion price was adjusted to $320.40. On January 15, 2019, following the rights offering described below, the conversion price of the Series 4 Preferred Stock was reduced to the floor price of $223.20.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Series 5 Preferred Stock

On January 15, 2019, we closed a rights offering whereby we sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80January 2019 Warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement, resulting in gross proceeds to us of approximately $12 million, and net proceeds of approximately $10.77 million after deducting expenses relating to dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants. Following the rights offering, the conversion price of the Series 4 Preferred Stock was reduced to the floor price of $223.20, the exercise price of the warrants issued in the April 2018 public offering were also reduced to the floor price of $223.20 and the number of shares issuable upon exercise of such warrants was increased to 61,562 shares of common stock.

Our board of directors designated 12,000 shares of preferred stock as Series 5 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 5 Preferred Stock). As of June 1, 2021, there were 126 shares of Series 5 Preferred outstanding convertible into 841 shares of common stock. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 5 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 5 Preferred Stock.

Conversion. Each share of Series 5 Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Preferred Stock by a conversion price of $149.85 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Preferred Stock will not have the right to convert any portion of the Series 5 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Preferred Stock, the holders of the Series 5 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Preferred Stock.

Dividends. Holders of Series 5 Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Preferred Stock. Shares of Series 5 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” Description of Debt Securities and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding Second February 2021 Warrants

On February 16, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 3,000,000 shares of our common stock, Second February 2021 Warrants to purchase up to 9,950,250 shares of common stock at an exercise price of $2.01 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 6,950,250 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, none of the Second February 2021 Warrants have been exercised.

The material terms of the Second February 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The Second February 2021 Warrants had an initial exercise price of $2.01 per share. The Second February 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a Second February 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Second February 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The Second February 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Second February 2021 Warrant. No fractional shares will be issued upon the exercise of a Second February 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the Second February 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding First February 2021 Warrants

On February 12, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 7,000,000 shares of our common stock, First February 2021 Warrants to purchase up to 15,000,000 shares of common stock at an exercise price of $2.00 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 8,000,000 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, none of the First February 2021 Warrants have been exercised.

The material terms of the First February 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The First February 2021 Warrants had an initial exercise price of $2.00 per share. The First February 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a First February 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of First February 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The First February 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the First February 2021 Warrant. No fractional shares will be issued upon the exercise of a First February 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the First February 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding January 2021 Warrants

On January 24, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,800,000 shares of our common stock, and January 2021 Warrants to purchase up to 19,354,838 shares of common stock at an exercise price of $1.55 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 13,554,838 shares of common stock, at an exercise price of $0.001 per share. As of June 1, 2021, none of the January 2021 Warrants have been exercised.

The material terms of the January 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The January 2021 Warrants had an initial exercise price of $1.55 per share. The January 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a January 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of January 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The January 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the January 2021 Warrant. No fractional shares will be issued upon the exercise of a January 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the January 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding November 2020 Warrants

On November 25, 2020, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,000,000 shares of our common stock, November 2020 Warrants to purchase up to 8,000,000 shares of common stock at an exercise price of $1.25 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 3,000,000 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, we had November 2020 Warrants outstanding to purchase an aggregate of 5,000,000 shares of common stock.

The material terms of the November 2020 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The November 2020 Warrants had an initial exercise price of $1.25 per share. The November 2020 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a November 2020 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of November 2020 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The November 2020 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the November 2020 Warrant. No fractional shares will be issued upon the exercise of a November 2020 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the November 2020 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding January 2019 Warrants

On January 15, 2019, we closed a rights offering whereby it sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80 January 2019 Warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement, As of June 1, 2021, we had January 2019 Warrants outstanding to purchase an aggregate of 2,507 shares of common stock.

The material terms of the January 2019 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The January 2019 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a January 2019 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of January 2019 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The January 2019 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the January 2019 Warrant. In addition, a cashless exercise may occur after 25 days after the initial exercise date, if the VWAP (as defined in the January 2019 Warrant) of the common stock on any trading day on or after such date fails to exceed the initial exercise price (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of shares of common stock issuable in such cashless exercise will equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the January 2019 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.60.

No fractional shares will be issued upon the exercise of a January 2019 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the January 2019 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding April 2018 Warrants

In the April 2018 Offering closed on April 24, 2018 (as described above), we issued warrants to all investors in the Units to purchase an aggregate of 10,230 shares of common stock. As of June 1, 2021, we had April 2018 Warrants outstanding to purchase an aggregate of 61,562 shares of common stock.

The material terms of the April 2018 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The April 2018 Warrants had an initial exercise price per share equal to $1,206.00. The April 2018 Warrants are exercisable for the number of shares of our common stock underlying the corresponding Unit from its date of issuance and at any time up to the date that is five years after its original date of issuance.

A holder shall have no right to exercise any portion of an April 2018 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of April Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The April 2018 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the April 2018 Warrant. No fractional shares will be issued upon the exercise of an April 2018 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the April 2018 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The April 2018 Warrants contain a full ratchet price protection feature, to the extent such warrants have not been exercised previously, to adjust the exercise price and number of shares underlying the warrants if shares of common stock are sold or issued for a consideration per share less than the exercise price per share then in effect, provided, that the exercise price will not be less than $223.20, with certain standard exempt issuances. On January 15, 2019, following the rights offering described above, the exercise price of the April 2018 Warrants was reduced to the floor price of $223.20 and the number of shares issuable upon exercise of such warrants was increased to 61,562 shares of common stock.

Outstanding February 2018 Warrants

On February 20, 2018, we completed a public offering for approximately $18 million in securities pursuant to an effective registration statement on Form S-1, consisting of (1) an aggregate of 1,848 Class A units, at a price to the public of $4,230 per Class A unit, each consisting of one share of common stock, and a February 2018 Warrant to purchase one share of common stock, and (2) 10,184.9752 Class B units, at a price to the public of $1,000 per Class B unit, each consisting of one share of the Company’s newly designated Series 3 convertible preferred stock, par value $0.001 per share (“Series 3 Preferred Stock”), with a stated value of $1,000 and initially convertible into approximately 1 share of common stock at a conversion price of $4,230 per share for up to an aggregate of 2,408 shares of common stock and February 2018 Warrants exercisable for the number of shares of common stock into which the shares of Series 3 Preferred Stock were initially convertible.

The material terms of the February 2018 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The February 2018 Warrants were immediately exercisable at an exercise price of $4,230 per share (subject to adjustment) and will expire five years after the issuance. If, at any time while the February 2018 Warrants are outstanding we or any of our significant subsidiaries, as applicable, will sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), the applicable exercise price shall be reduced and only reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $1,141.20 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement).

As a result of the April 2018 Offering, which constituted a Dilutive Issuance under the February 2018 Warrants, the exercise price of the February 2018 Warrants was adjusted to the floor price of $1,141.20 per share and the number of shares of common stock underlying the February 2018 Warrants was increased to an aggregate of 24,055 shares of common stock.

Outstanding Warrants

Outstanding warrants to purchase our common stock, including the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, are as follows:

As of June 1, 2021, we had warrants issued and outstanding for the purchase of up to 49,398,338 shares of our common stock, at exercise prices ranging from $1.25 to $16,200. The warrants are held by 120 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
June 30, 2017	4	June 30, 2017 to June 30, 2022	$16,200
August 9, 2017	24	From August 9, 2017 to August 9, 2022	$29,700
January 8, 2018	340	From February 2, 2018 to February 2, 2023	$5,400
February 20, 2018	24,055	From February 20, 2018 to February 20, 2023	$1,141.20
April 24, 2018	61,562	From April 24, 2018 to April 24, 2023	$223.20
January 15, 2019	2,507	From January 15, 2019 to January 15, 2024	$149.85
August 15, 2019	4,758	From August 15, 2019 to August 15, 2024	$12.4875
November 25, 2020	5,000,000	From November 25, 2020 to November 25, 2025	$1.25
January 24, 2021	19,354,838	From January 24, 2021 to January 24, 2025	$1.55
February 12, 2021	15,000,000	From February 12, 2021 to February 12, 2026	$2.00
February 16, 2021	9,950,250	From February 16, 2021 to February 16, 2026	$2.01

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our articles of incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law, which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

The Securities the Selling Security Holders May Offer

In addition to the securities we may offer, the Selling Security Holders may use this prospectus to offer and sell in one or more secondary offerings up to 19,911,477 shares of common stock that we issued or that are issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares in partial consideration for the acquisition of all of the outstanding capital stock of CXApp. The Selling Security Holders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights granted to the Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering the Purchaser Shares and the Earnout Shares in order to permit the Selling Security Holders to offer the shares of our common stock included in the Purchaser Shares and the Earnout Shares, when issued, as applicable, for resale from time to time. See “Plan of Distribution.” None of the Selling Security Holders nor any of their affiliates has held an executive office, or had any other material relationship, with us or any of our affiliates in the past three years.

The table below lists information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each Selling Security Holder supplied to us by the Selling Security Holders.

The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of June 1, 2021, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of June 1, 2021, without taking account of any limitations on exercise of these securities set forth therein.

The third column lists the shares of common stock being offered by this prospectus by each Selling Security Holder.

The fourth column assumes the sale of all of the shares offered by each selling stockholders pursuant to this prospectus.

Each Selling Security Holder agreed that, for so long as such Selling Security Holder owns any Purchaser Shares or any Earnout Shares, such Selling Security Holder will not, directly or indirectly, without our prior written consent, agree or offer to sell, dispose or otherwise transfer any such shares of common stock, except that a Selling Security Holder may, on any trading day, sell that number of shares that, when aggregated, is equal to 10% of the daily trading volume for the common stock on the Nasdaq Capital Market, or any other trading market on which the common stock is listed, on such trading day; provided, that a Selling Security Holder will be permitted to sell during any 30-day period (i) an amount of Purchaser Shares up to 25% of such Selling Security Holder’s initial aggregate amount of Purchaser Shares owned and (ii) an amount of Earnout Shares up to 50% of such Selling Security Holder’s initial aggregate amount of Earnout Shares owned.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock of Owned After Offering
Leon Papkoff	9,545,646	(1)	9,545,646	(1)	-
Skye Barcus	3,612,337	(2)	3,612,337	(2)	-
Andrea Williams	1,587,086	(3)	1,587,086	(3)	-
Darby Mason-Werner	779,399	(4)	779,399	(4)	-
Chan Hok Leong (aka Jimmy Chan)	793,543	(5)	793,543	(5)	-
Li Yuelin (aka Melanie Li)	711,508	(6)	711,508	(6)	-
Thomas Wyatt	299,850	(7)	299,850	(7)	-
Chen Chunguang (aka Neo Chen)	69,452	(8)	69,452	(8)	-
Cai Chengyue (aka Sun Cai)	62,380	(9)	62,380	(9)	-
Glenda R. Juele	117,690	(10)	117,690	(10)	-
Lin Yanjia (aka Flyblue Lin)	57,572	(11)	57,572	(11)	-
Lin Jiazhen (aka Root Lin)	57,572	(12)	57,572	(12)	-
Tan Yongxiang (aka Xiang Tan)	29,917	(13)	29,917	(13)	-
Yulih Lee (aka Lillie Lee)	22,630	(14)	22,630	(14)	-
Alex Le	354,488	(15)	354,488	(15)	-
Jeff Dumo	311,165	(16)	311,165	(16)	-
Kenny Chen	311,165	(17)	311,165	(17)	-
Patrick Lee	245,905	(18)	245,905	(18)	-
Stephen Wang	238,579	(19)	238,579	(19)	-
Senh Duong	245,905	(20)	245,905	(20)	-
Joe Huang	41,855	(21)	41,855	(21)	-
Bobby Lee	41,855	(22)	41,855	(22)	-
Binh Ngo	41,855	(23)	41,855	(23)	-
Chih-hung Yeh	41,855	(24)	41,855	(24)	-
Alda Lee	29,299	(25)	29,299	(25)	-
Paul Lee	29,299	(26)	29,299	(26)	-
John Joh	29,299	(27)	29,299	(27)	-
Mark Moran	28,136	(28)	28,136	(28)	-
Susan Nakasora	28,136	(29)	28,136	(29)	-
Chung Yu Wang	29,299	(30)	29,299	(30)	-
Lily Chi	40,693	(31)	40,693	(31)	-
Larry Barber	16,742	(32)	16,742	(32)	-
Kai Chang	1,395	(33)	1,395	(33)	-
Boon Khoo	1,395	(34)	1,395	(34)	-
Matt Stone	56,575	(35)	56,575	(35)	-
Total:			19,911,477

(1)	Includes (i) 4,042,328 shares of common stock included in the Purchaser Shares, and (ii) 5,503,318 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(2)	Includes (i) 1,510,568 shares of common stock included in the Purchaser Shares, and (ii) 2,101,769 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(3)	Includes (i) 480,892 shares of common stock included in the Purchaser Shares, and (ii) 1,106,194 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(4)	Includes (i) 226,302 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(5)	Includes (i) 240,446 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(6)	Includes (i) 158,411 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(7)	Includes 299,850 shares of common stock included in the Purchaser Shares.

(8)	Includes (i) 14,143 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(9)	Includes (i) 7,071 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(10)	Includes (i) 7,071 shares of common stock included in the Purchaser Shares, and (ii) 110,619 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(11)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(12)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(13)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 27,654 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(14)	Includes 22,630 shares of common stock included in the Purchaser Shares.

(15)	Includes (i) 22,630 shares of common stock included in the Purchaser Shares, and (ii) 331,858 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(16)	Includes 311,165 shares of common stock included in the Purchaser Shares.

(17)	Includes 311,165 shares of common stock included in the Purchaser Shares.

(18)	Includes 245,905 shares of common stock included in the Purchaser Shares.

(19)	Includes 238,579 shares of common stock included in the Purchaser Shares.

(20)	Includes 245,905 shares of common stock included in the Purchaser Shares.

(21)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(22)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(23)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(24)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(25)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(26)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(27)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(28)	Includes 28,136 shares of common stock included in the Purchaser Shares.

(29)	Includes 28,136 shares of common stock included in the Purchaser Shares.

(30)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(31)	Includes 40,693 shares of common stock included in the Purchaser Shares.

(32)	Includes 16,742 shares of common stock included in the Purchaser Shares.

(33)	Includes 1,395 shares of common stock included in the Purchaser Shares.

(34)	Includes 1,395 shares of common stock included in the Purchaser Shares.

(35)	Includes 56,575 shares of common stock included in the Purchaser Shares.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are offering an aggregate of 49,394,058 shares of common stock, which were previously registered under the Prior Registration Statement. upon the conversion of the outstanding Series 4 Preferred Stock, the Series 5 Preferred Stock and exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, provided that we will not receive an additional consideration for the conversion of the Series 4 Preferred Stock and the Series 5 Preferred Stock. Shares of common stock issuable upon the conversion of the outstanding Series 4 Preferred Stock and Series 5 Preferred Stock or the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will trade on the Nasdaq Capital Market under the symbol “INPX.”

The shares of common stock issuable upon the conversion of the outstanding Series 4 Preferred Stock and Series 5 Preferred Stock and the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of these shares upon conversion of the outstanding Series 4 Preferred Stock or Series 5 Preferred Stock or the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants or the Second February 2021 Warrants. The shares of common stock will be distributed to those holders of the Series 4 Preferred Stock, the Series 5 Preferred Stock, the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants or the Second February 2021 Warrants who properly converted their Series 4 Preferred Stock or Series 5 Preferred Stock or exercised their warrants and deliver payment of the aggregate exercise price, in accordance with the terms of the warrants.

We are also registering the shares of our common stock issued or issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares to permit the resale of these shares by the Selling Security Holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Security Holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the Purchaser Shares and the Earnout Shares. Each Selling Security Holder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Security Holder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Security Holder may transfer the shares of common stock by other means not described in this prospectus. If any Selling Security Holder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, each Selling Security Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Security Holder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Security Holder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Security Holder may pledge or grant a security interest in part or all of its Purchaser Shares and Earnout Shares and, if it defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock included in the Purchaser Shares and the Earnout Shares time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Each Selling Security Holder also may transfer and donate the shares of common stock included in the Purchaser Shares and the Earnout Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. As of the date of this filing, MSK and certain principals of the firm beneficially own securities of the Company representing in the aggregate less than five percent of the shares of the registrant’s common stock outstanding immediately prior to the filing of this registration statement. Although MSK is not obligated to, it may accept securities of the Company as payment for services in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

ECOVIS Audit AG, independent registered public accounting firm, has audited the financial statements of nanotron Technologies GmbH as of December 31, 2019 and for the year ended December 31, 2019, included in our Current Report on Form 8-K/A filed with the SEC on January 15, 2021, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on ECOVIS Audit AG, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021 ;

●	our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 12, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 17, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 26, 2021, March 19, 2021, April 14, 2021, April 29, 2021 and May 6, 2021 and on Form 8-K/A, as filed with the SEC on January 15, 2021 and April 23, 2021; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

$350,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by Inpixon in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee		$54,345.72
FINRA filing fee	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Trustee fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Officers and Directors.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

(1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (c) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our Bylaws, as amended, provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless to the fullest extent permissible by the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

Item 16. Exhibits.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*
2.1	Stock Purchase Agreement, dated as of April 30, 2021, by and among Inpixon, Design Reactor, Inc. dba The CXApp, the sellers set forth on the signature page thereto and each other person who owns capital stock of The CXApp and executes a Joinder to Stock Purchase Agreement, and Leon Papkoff, as Sellers’ Representative.	8-K	001-36404	2.1	May 6, 2021
3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013
3.2	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	S-1	333-218173	3.2	May 22, 2017
3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	April 10, 2014
3.4	Articles of Merger (Renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015
3.5	Articles of Merger (Renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017
3.6	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.2	March 1, 2017
3.7	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	8-K	001-36404	3.1	February 5, 2018
3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	February 6, 2018
3.9	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	November 1, 2018
3.10	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	January 7, 2020
3.11	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013
4.1	Specimen Stock Certificate of the Company.	S-1	333-190574	4.1	August 12, 2013
4.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 4 Convertible Preferred Stock.	8-K	001-36404	3.1	April 24, 2018
4.3	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019.	8-K	001-36404	3.1	January 15, 2019
4.4	Form of Warrant Agency Agreement.	S-1/A	333-218173	4.7	June 23, 2017
4.5	Form of Additional Warrant.	8-K	001-36404	4.1	August 9, 2017
4.6	Form of Warrant.	8-K	001-36404	4.1	January 9, 2018
4.7	Form of Warrant.	8-K	001-36404	4.1	February 16, 2018
4.8	Form of Warrant.	8-K	001-36404	4.1	April 24, 2018
4.9	Form of Warrant.	8-K	001-36404	4.1	January 15, 2019
4.10	Form of Warrant Agency Agreement.	8-K	001-36404	4.2	January 15, 2019
4.11	Form of Series A warrants.	8-K	001-36404	4.2	August 14, 2019
4.12	Series 6 Preferred Certificate of Designation, effective as of August 13, 2019.	8-K	001-36404	4.1	August 14, 2019
4.13	Form of Purchase Warrant.	8-K	001-36404	4.1	November 27, 2020
4.14	Form of Pre-Funded Warrant.	8-K	001-36404	4.2	November 27, 2020
4.15	Form of Purchase Warrant.	8-K	001-36404	4.1	January 25, 2021
4.16	Form of Pre-Funded Warrant.	8-K	001-36404	4.2	January 25, 2021
4.17	Form of Purchase Warrant.	8-K	001-36404	4.1	February 12, 2021
4.18	Form of Pre-Funded Warrant.	8-K	001-36404	4.2	February 12, 2021
4.19	Form of Purchase Warrant.	8-K	001-36404	4.1	February 17, 2021
4.20	Form of Pre-Funded Warrant.	8-K	001-36404	4.2	February 17, 2021
4.21	Form of Warrant and Warrant Agreement for Common Stock*
4.22	Form of Warrant and Warrant Agreement for Preferred Stock*
4.23	Form of Certificate of Designations, Rights and Preferences of Preferred Stock*
4.24	Form of Unit Agreement*
4.25	Form of Indenture	S-3	333-223960	4.16	March 27, 2018
4.26	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
5.1	Opinion of Mitchell Silberberg & Knupp LLP.					X
23.1	Consent of Marcum LLP.					X

23.2	Consent of ECOVIS Audit AG	X
23.3	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page).	X
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture**

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 4, 2021.

INPIXON

By:	/s/ Nadir Ali
Nadir Ali
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below appoints Nadir Ali and Wendy Loundermon, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Nadir Ali	Chief Executive Officer and Director	June 4, 2021
Nadir Ali	(Principal Executive Officer)

/s/ Wendy Loundermon	Chief Financial Officer and Director	June 4, 2021
Wendy Loundermon	(Principal Financial and Accounting Officer)

/s/ Leonard Oppenheim	Director	June 4, 2021
Lenard Oppenheim

/s/ Kareem Irfan	Director	June 4, 2021
Kareem Irfan

/s/ Tanveer Khader	Director	June 4, 2021
Tanveer Khader